Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors whose signature appears below constitutes and appoints Thomas A. Broughton III and William M. Foshee, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Dated as of the 24th day of November, 2014.

Signature	Title

Chief Executive Officer,
/s/ Thomas A. Broughton III	President and Director
Thomas A. Broughton III	(Principal Executive Officer)

/s/ William M. Foshee	Executive Vice President, Secretary, Chief
William M. Foshee	Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Stanley M. Brock	Chairman of the Board and Director
Stanley M. Brock

/s/ J. Richard Cashio	Director
J. Richard Cashio

/s/ James J. Filler	Director
James J. Filler

/s/ Michael D. Fuller	Director
Michael D. Fuller

/s/ Hatton C.V. Smith	Director
Hatton C.V. Smith